Exhibit 99.3

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

Following are Energy Transfer Partner’s, L.P.’s (“ETP”) unaudited pro forma condensed consolidated balance sheet as of May 31, 2006 and unaudited pro forma condensed consolidated statement of operations for the nine months ended May 31, 2006 and the fiscal year ended August 31, 2005. The unaudited pro forma condensed consolidated financial statements give pro forma effect to the following transactions:

•	The planned issuance of $260.7 million of ETP’s debt and approximately $301.5 million of proceeds net of estimated offering costs and underwriter’s discount from the issuance of 7.2 million common units to finance the acquisition of Titan Energy Partners LP and Titan Energy GP LLC (collectively, “Titan” or the “Successor Company”). The entire initial closing purchase price ($562.2 million net of cash acquired of approximately $40.7 million, as of March 31, 2006) for the acquisition of Titan was initially financed with funds advanced under ETP’s revolving credit facility. These borrowings are expected to be repaid as soon as practicable with the proceeds from the issuance of ETP’s public debt and common units. For the purpose of this pro forma presentation, the interest rate on the public debt is estimated at 6.32% and the expected per common unit value of $44.61 is based on the average of the closing prices for the 5-day period ended July 14, 2006, and

•	The acquisition of Titan which closed on June 1, 2006 (the “Titan acquisition”).

Titan is the successor entity of Cornerstone Propane Partners, L.P. (the Predecessor) and is a marketer of propane and refined fuels in the United States serving approximately 331,000 residential, commercial, industrial and agricultural customers from approximately 145 customer service centers in 33 states as of June 1, 2006. Titan continued the business of the Predecessor Company upon emergence from bankruptcy (see accompanying financial statements of Titan for additional information related to the bankruptcy process). The core business of the Successor Company consists principally of (a) the retail marketing and distribution of propane for residential, commercial, industrial, agricultural and other retail uses; (b) the repair and maintenance of propane heating systems and appliances; and (c) the sale of propane-related supplies, appliances and other equipment. Titan’s operations are located in the east, south, central and west coast regions of the United States.

The unaudited pro forma condensed consolidated financial statements include the following:

•	the unaudited pro forma condensed consolidated balance sheet of ETP as of May 31, 2006, which presents the pro forma effects as if the Titan acquisition and related offerings occurred on May 31, 2006;

•	the unaudited pro forma condensed consolidated statement of operations of ETP for the nine months ended May 31, 2006, which presents the pro forma effects of the Titan acquisition and related offerings as if such transactions occurred on September 1, 2004 (the beginning of fiscal 2005); and,

•	the unaudited pro forma condensed consolidated statement of operations of ETP for the fiscal year ended August 31, 2005, which presents the pro forma effect of the Titan acquisition and related offerings as if such transactions occurred on September 1, 2004.

The following unaudited pro forma condensed consolidated financial statements are based on certain assumptions and do not purport to be indicative of the results which actually would have been achieved if the Titan acquisition had been completed on the dates indicated. Moreover, they do not project ETP’s financial position or results of operations for any future date or period.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and should be read in conjunction with the audited and unaudited financial statements of Titan included in this Form 8-K, the ETP Form 10-K/A for the year ended August 31, 2005 and the ETP Form 10-Q for the nine month period ended May 31, 2006.

The following unaudited pro forma consolidated balance sheet reflects the unaudited balance sheet of ETP as of

May 31, 2006 (the end of ETP’s third quarter of fiscal 2006) and the unaudited balance sheet of Titan as of March 31, 2006. The unaudited pro forma interim statement of operations reflects the nine months ended May 31, 2006 for ETP and the nine months ended March 31, 2006 for Titan. The unaudited pro forma annual statement of operations reflects the year ended August 31, 2005 for ETP and the period from December 20, 2004 through June 30, 2005 for the Titan “Successor Company” and July 1, 2004 through December 19, 2004 for the Titan “Predecessor Company.” As discussed in the accompanying audited financial statements for Titan, the financial statements of Successor Company and Predecessor Company are prepared on a different basis of accounting due to the adoption of fresh start accounting upon emergence from bankruptcy. The statements of operations of the Successor and Predecessor entities are combined in the pro forma presentation solely for purposes of complying with Article 11 of Regulation S-X.

The accompanying pro forma financial statements are preliminary as the purchase price allocation reflected in the pro forma statements has not been completed. ETP’s management has engaged an appraisal firm to prepare an appraisal of the Titan tangible and identifiable intangible assets to support the purchase price allocation. Such appraisal is expected to be completed by August 31, 2006. The purchase price is affected by the amount of current assets and liabilities at the closing date (June 1, 2006), and the closing date balance sheet will not be finalized until approximately August 15, 2006. Management believes that the final purchase price allocation will be finalized by August 31, 2006. The purchase price allocation reflected in the accompanying pro forma financial statements is based on the best estimates available at this time and on the unaudited balance sheet of Titan as of March 31, 2006. There is no guarantee that the preliminary allocation, and consequently the pro forma financial statements, will not change. To the extent that the final allocation results in an increased allocation to goodwill, this amount would not be subject to amortization, but would be subject to an annual impairment testing and if necessary, written-down to a lower fair value should circumstances warrant. To the extent the final allocation results in a decrease to the preliminary allocation to goodwill done for the purpose of preparing these pro forma financial statements, the amount would be subject to depreciation or amortization which would result in a decrease to the estimated pro forma income reflected in the accompanying pro forma statements of operations for the respective periods.

The estimated purchase price reflected in the accompanying pro forma financial statements was determined as follows (in 000’s):

Base purchase price as per the merger agreement	$549,700
Plus estimated termination and relocation costs	4,000
Plus Titan current assets as of March 31, 2006	102,875
Less non debt facility current liabilities as of March 31, 2006	(49,631)

Estimated total purchase price	$606,944

The estimated purchase price exceeds the net assets of Titan at March 31, 2006 by approximately $340.1 million. In the accompanying pro forma financial statements, such excess was allocated as follows (in 000’s):

Property and equipment	$50,203
Intangible and other assets	38,240
Goodwill	251,609

Total	$340,052

Included in the results of operations of the Titan Predecessor Company for the period of July 1, 2004 through December 19, 2004 is approximately $354.2 million of income related to the cancellation of debt through the bankruptcy process, net of $20.9 million of reorganization expenses and $10.8 million of fresh start expenses. This income is not excluded from the pro forma income for the year ended August 31, 2005 as it does not result directly from the Titan acquisition. However, this income is non-recurring in nature and we do not expect to realize similar income in the future.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of May 31, 2006

(in thousands)

	Historical Energy Transfer Partners L.P. as of May 31, 2006	Historical Titan Energy Partners, L.P. as of March 31, 2006	Pro Forma Adjustments (Note 2)		Pro forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,645	$40,719	$560,225	(a)	$30,674
			(602,944)	(b)
			6,029	(g)
Marketable securities	4,510	—	—		4,510
Accounts receivable, net	494,459	35,261	—		529,720
Accounts receivable from related parties	2,361	—	—		2,361
Inventories	456,518	12,669	—		469,187
Price risk management assets	72,201	—	—		72,201
Prepaid expenses and other assets	141,265	14,226	—		155,491

Total current assets	1,197,959	102,875	(36,690)		1,264,144

PROPERTY, PLANT AND EQUIPMENT, net	2,903,835	173,328	50,203	(b)	3,127,366
LONG-TERM PRICE RISK MANAGEMENT ASSETS	5,143	—	—		5,143
INVESTMENT IN AFFILIATES	36,985	—	—		36,985
GOODWILL	325,414	3,838	251,609	(b)	580,861
INTANGIBLES AND OTHER ASSETS, net	122,164	36,482	37,240	(b)	198,886
			2,000	(a)
			1,000	(b)

Total assets	$4,591,500	$316,523	$305,362		$5,213,385

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Working capital facility	$—	$—	$—		$—
Accounts payable	513,206	21,924	—		535,130
Accounts payable to related parties	5	—	—		5
Customer deposits	13,374	—	—		13,374
Price risk management liabilities	33,388	—	—		33,388
Accrued and other current liabilities	209,189	27,707	4,000	(b)	240,896
Accrued distributions payable	100,678	—	—		100,678
Income taxes payable	1,221	—	—		1,221
Deferred income taxes	4,061	—	—		4,061
Current maturities of long-term debt	39,710	2,424	(2,424)	(b)	39,710

Total current liabilities	914,832	52,055	1,576		968,463

LONG-TERM DEBT, less current maturities	1,793,256	122,935	260,753	(a)	2,054,009
			(122,935)	(b)
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	363	—	—		363
NONCURRENT DEFERRED INCOME TAXES	108,741	—	—		108,741
OTHER NONCURRENT LIABILITIES	9,740	—	—		9,740
MINORITY INTERESTS	2,051	—	—		2,051

	2,828,983	174,990	139,394		3,143,367

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
General Partner	41,752	5,245	(5,245)	(b)	47,781
			6,029	(g)	—
Common Unitholders	1,563,281	—	301,472	(a)	1,864,753
Class C Unitholders	3,599	—	—		3,599
Class F Unitholders	93,352	—	—		93,352
Limited Partners of Titan	—	136,288	(136,288)	(b)	—
Accumulated other comprehensive income	60,533	—	—		60,533

Total partners’ capital	1,762,517	141,533	165,968		2,070,018

Total liabilities and partners’ capital	$4,591,500	$316,523	$305,362		$5,213,385

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except unit and per unit data)

	Nine Months Ended May 31, 2006	Nine Months Ended March 31, 2006
	Historical Energy Transfer Partners, L.P.	Historical Titan Energy Partners, L.P.	Pro Forma Adjustments (Note 2)		Pro Forma
REVENUES:
Midstream, transportation and storage	$5,503,385	$—	$—		$5,503,385
Propane and other	783,386	334,957	—		1,118,343

Total revenues	6,286,771	334,957	—		6,621,728

COSTS AND EXPENSES:
Cost of products sold, midstream and transportation and storage	4,765,113	—	—		4,765,113
Cost of products sold, propane and other	481,712	197,203	—		678,915
Operating, selling, general and administrative	385,322	89,385	—		474,707
Depreciation and amortization	84,076	17,637	(61)	(i)	101,652
Restructuring charges	—	2,201	—		2,201

Total costs and expenses	5,716,223	306,426	(61)		6,022,588

OPERATING INCOME	570,548	28,531	61		599,140

OTHER INCOME (EXPENSE):
Interest expense	(70,609)	(8,778)	(12,360)	(d)	(83,119)
			8,778	(h)
			(150)	(f)
Reorganization expenses	—	(1,817)	—		(1,817)
Equity in losses of affiliates	(318)	—	—		(318)
Gain on disposal of assets	556	(2)	—		554
Interest income and other, net	12,933	829	—		13,762

INCOME BEFORE INCOME TAX EXPENSE AND MINORITY INTEREST	513,110	18,763	(3,671)		528,202
Income tax expense	(28,406)	—	(238)	(c)	(28,644)

INCOME BEFORE MINORITY INTERESTS	484,704	18,763	(3,909)		499,558
Minority interests	(2,199)	—	—		(2,199)

NET INCOME	$482,505	$18,763	$(3,909)		$497,359

GENERAL PARTNER’S INTEREST IN NET INCOME	78,287		$4,763	(e)	83,050

LIMITED PARTNERS’ INTEREST IN NET INCOME	$404,218				$414,309

BASIC NET INCOME PER LIMITED PARTNER UNIT	$2.79				$2.74

BASIC AVERAGE NUMBER OF LIMITED PARTNER UNITS OUTSTANDING	108,466,616		7,170,235	(a)	115,636,851

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$2.78				$2.73

DILUTED AVERAGE NUMBER OF LIMITED PARTNER UNITS OUTSTANDING	108,718,490		7,170,235	(a)	115,888,725

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except unit and per unit data)

	For the Year Ended August 31, 2005	For the period December 20, 2004 through June 30, 2005	For the period July 1, 2004 through December 19, 2004
	Historical Energy Transfer Partners, L.P.	Historical Successor Titan Entity	Historical Predecessor Titan Entity	Pro forma Adjustments (Note 2)		Pro forma
REVENUES:
Midstream, transportation and storage	$5,383,625	$—	$—	$—		$5,383,625
Propane and other	785,173	222,207	151,674	—		1,159,054

Total revenues	6,168,798	222,207	151,674	—		6,542,679

COSTS AND EXPENSES:
Cost of products sold - midstream and transportation and storage	4,911,366	—	—	—		4,911,366
Cost of products sold - propane and other	470,149	126,179	88,660	—		684,988
Operating, selling, general and administrative	382,289	62,489	52,819	—		497,597
Depreciation and amortization	92,943	12,833	9,675	927	(i)	116,378
Restructuring charges	—	753	—	—		753

Total costs and expenses	5,856,747	202,254	151,154	927		6,211,082

OPERATING INCOME	312,051	19,953	520	(927)		331,597

OTHER INCOME (EXPENSE):
Interest expense	(93,017)	(5,424)	(169)	(16,480)	(d)	(109,697)
				(200)	(f)
				5,593	(h)
Loss on extinguishment of debt	(9,550)	—	—	—		(9,550)
Equity in losses of affiliates	(376)	—	—	—		(376)
Gain (loss) on disposal of assets	(330)	45	8	—		(277)
Reorganization expenses	—	(3,959)	(20,898)	—		(24,857)
Gain on cancellation of debt	—	—	385,951	—		385,951
Fresh start expenses	—	—	(10,835)	—		(10,835)
Interest income and other	631	1,440	(360)	—		1,711

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE AND MINORITY INTERESTS	209,409	12,055	354,217	(12,014)		563,667
Income tax expense	(7,295)	—	(8)	(7,612)	(c)	(14,915)

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTERESTS	202,114	12,055	354,209	(19,626)		548,752
Minority interests	(731)	—	—	—		(731)

INCOME FROM CONTINUING OPERATIONS	$201,383	$12,055	$354,209	$(19,626)		$548,021

GENERAL PARTNER’S INTEREST IN INCOME FROM CONTINUING OPERATIONS	26,195			$9,762	(e)	35,957

LIMITED PARTNERS’ INTEREST IN INCOME FROM CONTINUING OPERATIONS	$175,188					$512,064

BASIC INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$1.79					$3.78

BASIC AVERAGE NUMBER OF LIMITED PARTNER UNITS OUTSTANDING	97,646,351			7,170,235	(a)	104,816,586

DILUTED INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$1.79					$3.77

DILUTED AVERAGE NUMBER OF LIMITED PARTNER UNITS OUTSTANDING	97,900,277			7,170,235	(a)	105,070,512

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation and Other Transactions

On April 19, 2006, ETP signed a definitive agreement with Titan Energy Partners, L.P. under which ETP acquired on June 1, 2006, all of the propane operations of Titan Energy Partners, L.P. and Titan Energy GP, LLC for approximately $550 million plus working capital adjustments (a total of approximately $562.2 million based on working capital as of March 31, 2006, net of cash acquired of $40.7 million). ETP financed the acquisition initially with advances under its revolving credit facility. ETP intends to repay the advances as soon as practicable with proceeds expected to be received through a combination of the sale of a new public debt offering (expected proceeds of approximately $260.7 million) and a private placement, public offering or a combination thereof of its common units (expected net proceeds of approximately $301.5 million).

The unaudited pro forma condensed consolidated financial statements do not give any effect to any restructuring cost, potential cost savings, or other operating efficiencies that are expected to result from the Titan acquisition. The unaudited pro forma consolidated financial statements are based on certain assumptions and do not purport to be indicative of the results which actually would have been achieved if the Titan acquisition, the $260.7 million debt issuance, and the $301.5 million common unit offering had been consummated on the dates indicated or which may be achieved in the future. Moreover, it does not project ETP’s financial position or results of operations for any future date or period. The purchase accounting adjustments made in connection with the development of the unaudited pro forma consolidated financial statements with respect to the Titan acquisition are preliminary and have been made solely for purposes of presenting such pro forma financial information. The allocation of the purchase price has not been finalized, as discussed above.

The accompanying unaudited pro forma financial statements present (i) the unaudited pro forma condensed consolidated balance sheet as of May 31, 2006, giving effect to the Titan acquisition and the expected proceeds of debt and issuance of common units used to finance the Titan acquisition as if these transactions occurred on May 31, 2006; and (ii) unaudited pro forma condensed consolidated statements of operations for the nine months ended May 31, 2006 and the year ended August 31, 2005, giving effect to the transactions described above as if they occurred on September 1, 2004. The unaudited pro forma condensed consolidated statement of operations for the year ended August 31, 2005 consolidates the historical results of operations for ETP for the year ended August 31, 2005 and of Predecessor Titan for the period from July 1, 2004 through December 19, 2004, and Successor Titan for the period December 20, 2004 through June 30, 2005, after giving effect to pro forma adjustments, as discussed below. There is no pro forma adjustment to eliminate the $354.2 million of debt cancellation income, net of reorganization and fresh start expenses related to the bankruptcy and fresh start process of Predecessor Titan, which income is non-recurring and not expected in the future because the SEC rules related to pro forma presentations permit only those adjustments directly related to the transaction.

The Titan acquisition is accounted for as a business combination using the purchase method of accounting in accordance with the provisions of Statement of Financial Accounting Standards No. 141. For the purposes of these pro forma financial statements, the estimated purchase price was determined as follows (in thousands):

Base purchase price as per the merger agreement	$549,700
Plus estimated termination and relocation costs	4,000
Plus Titan current assets as of March 31, 2006	102,875
Less non debt facility current liabilities as of March 31, 2006	(49,631)

Estimated purchase price	$606,944

For purposes of this pro forma analysis, the purchase price of the Titan transaction has been allocated using the acquisition methodology used by ETP when evaluating potential acquisitions. The purchase price has been assigned primarily to depreciable fixed assets, amortizable and non-amortizable intangible assets, and non-amortizable goodwill. Management of ETP has engaged an appraisal firm to perform the asset appraisal in order to develop a definitive allocation of the purchase price. As a result, the final purchase price allocation may differ from the preliminary allocation, and the changes from the estimates made herein may be material. To the extent the final allocation results in an additional allocation to goodwill in excess of the amount estimated in the pro forma financial statements, this amount would not be subject to amortization, but would be subject to an annual impairment test and, if necessary, a write-down to a lower fair value should circumstances warrant. To the extent the final allocation results in a decrease to the preliminary allocation to goodwill done for the purpose of preparing these pro forma financial statements, the amount would be subject to depreciation or amortization which would result in a decrease to the estimated pro forma income reflected in the accompanying pro forma statements of operations for the respective periods.

The preliminary allocation to assets acquired and liabilities assumed for the accompanying pro forma financial statements is as follows (in thousands):

Current assets	$102,875
Non-debt facility current liabilities	(49,631)
Property, plant and equipment, including construction in progress	223,531
Intangible assets	73,722
Goodwill	255,447
Other assets	1,000

Total	$606,944

2. Pro Forma Adjustments

(a) Reflects the estimated proceeds from issuance of ETP debt and common units to fund the acquisition of Titan, net of cash acquired in the acquisition ($40.7 million) and estimated debt issuance costs ($2.0 million) and reflects the estimated issuance of ETP common units used to fund the Titan acquisition. Based on the purchase price using the balance sheet of Titan as of March 31, 2006, ETP expects a total of $301.5 million of the purchase price to be paid with net proceeds from a sale of its common units. For the purpose of these pro forma financial statements, the per unit price ($44.61) was determined as the average closing price of the ETP common units during the 5-day period ended July 14, 2006. The actual number of units to be sold may vary from the number of shares estimated in the pro forma financial statements, which may result in a change in the computation of basic and diluted pro forma earnings per unit.

(b) Reflects the acquisition of Titan and the allocation of the excess purchase price over Titan’s historical net assets (a total of $340.1 million) to property, plant and equipment of $50.2 million, goodwill of $251.6 million, intangible assets of $37.2 million, and other assets of $1.0 million. The allocation includes an accrual of $4.0 million for the estimated costs to be incurred for the termination and relocation of Titan employees. This allocation is preliminary. The final allocation will be made using the appraisal of the tangible and intangible assets of Titan and the final adjusted purchase price based on the final Titan balance sheet as of the closing date, June 1, 2006.

(c) Reflects the adjustment for the additional income tax expense of Heritage Holdings, Inc. that would have been incurred had the additional Titan income been earned by ETP.

(d) Reflects the interest expense that would have been incurred related to borrowings of $261 million to fund the Titan acquisition at an assumed interest rate of 6.32%. This relates to the ETP public debt expected to be issued as soon as practicable to repay the advances under ETP’s revolving credit facility and assumes that this public debt had been outstanding for the entire period indicated. The actual interest rate to be incurred depends on the terms of the debt offering and the interest rates at the time the debt is issued. A decrease or increase of the interest rate of one-eighth of 1% (0.125%) over the assumed rate of 6.32% would result in an increase or decrease of pro forma income for the year ended August 31, 2005 and the nine months ended May 31, 2006 of approximately $0.3 million and $0.2 million, respectively.

(e) Reflects the additional income allocated to ETP’s general partner related to the increase in incentive distribution rights due to the issuance of additional common units used to fund the Titan acquisition and the general partners’ 2% interest in the pro forma net income.

(f) Reflects additional amortization expense related to the estimated financing costs of the debt used to fund the Titan acquisition. The estimated financing costs are amortized over a 10 year period, the expected maturity period of the public debt expected to be issued as soon as practicable.

(g) Reflects the contribution by ETP’s general partner, ETP GP, L.P., required in order to maintain its 2% general partner interest in ETP. The final amount of such contribution depends on the level of equity sold in order to finance the Titan acquisition.

(h) Reflects the elimination of Titan’s historical interest expense in order to reflect only the incremental interest expense related to the debt to be issued to finance the Titan acquisition.

(i) Reflects the estimated net adjustment to depreciation and amortization expense resulting from the step-up of the net book value of property, plant and equipment and identifiable intangible assets. The allocation to property and equipment in excess of Titan’s historical net book value at March 31, 2006 relates primarily to company-owned storage tanks, vehicles and vehicle cargo tanks, which are depreciated over their expected remaining useful lives (estimated as 19 years for storage tanks, 4 years for vehicles and 25 years for vehicle cargo tanks) for the purpose of the accompanying pro forma financial statements. The allocation to intangible assets in excess of Titan’s historical cost relates primarily to customer lists and trademarks. The allocation to customer lists is amortized over the expected remaining useful life (approximately 13 years) for the purpose of the pro forma financial statements. Trademarks and goodwill are indefinite-lived assets subject to annual tests for impairment, thus no amortization has been reflected in the accompanying pro forma financial statements for the amounts allocated to those intangible assets. The final purchase price allocation may result in a modification of the allocation reflected in the accompanying pro forma financial statements, which may be material and which would result in a change in the estimated additional depreciation and amortization.

3. Earnings per Unit Computation

Basic and diluted net income per limited partner unit for the historical and pro forma statements of operations have been presented to reflect the application of EITF 03-6. The Partnership’s net income for partners’ capital purposes is allocated to the General Partner and Limited Partners in accordance with their respective partnership percentages, after giving effect to any priority income allocations for incentive distributions, if any, to the Partnership’s General Partner, the holders of the incentive distribution rights pursuant to the Partnership Agreement, which are declared and paid following the close of each quarter. For purposes of computing basic and diluted net income per limited partner unit, in periods, on a year to date basis, when the Partnership’s aggregate net income exceeds the aggregate distributions for such year to date periods, an increased amount of net income is allocated to the General Partner for the additional pro forma priority income attributable to the application of EITF 03-6. The General Partner is entitled to receive incentive distributions if the amount the Partnership distributes with respect to any quarter exceeds levels specified in the Partnership Agreement.

	ETP Historical		Pro forma
	Year Ended August 31, 2005	Nine Months Ended May 31, 2006	Year Ended August 31, 2005	Nine Months Ended May 31, 2006

Income from continuing operations	$201,383	$482,505	$548,021	$497,359
Adjustments:
General Partner’s incentive distributions	(22,167)	(68,781)	(24,997)	(73,247)
General Partner’s equity ownership	(4,028)	(9,506)	(10,960)	(9,803)

Limited Partners’ interest in income from continuing operations	$175,188	$404,218	$512,064	$414,309
Income allocable to class C units	—	(3,599)	—	(3,599)
Additional earnings allocation to General Partner	—	(98,100)	(115,644)	(93,988)

Net income available to limited partners	$175,188	$302,519	$396,420	$316,722

Weighted average limited partner units – basic	97,646,351	108,466,616	104,816,586	115,636,851

Limited Partners’ basic income per unit from continuing operations	$1.79	$2.79	$3.78	$2.74

Weighted average limited partner units	97,646,351	108,466,616	104,816,586	115,636,851
Dilutive effect of Unit grants	253,926	251,874	253,926	251,874

Weighted average limited partner units, assuming dilutive effect of Unit grants	97,900,277	108,718,490	105,070,512	115,888,725

Limited Partners’ diluted income per unit from continuing operations	$1.79	$2.78	$3.77	$2.73

4. Other Income

Included in “Interest income and other” for ETP for the nine months ended May 31, 2006 is approximately $7.2 million of income from the settlement of litigation. The non-recurring income is not excluded from the pro forma income as it does not result directly from the Titan acquisition. However, we do not expect to realize similar income in the future.